Exhibit 10.2

UNSECURED CONVERTIBLE SENIOR PROMISSORY NOTE

August 4, 2023	U.S. $16,500,000.00

FOR VALUE RECEIVED, Faraday Future Intelligent Electric Inc., a Delaware corporation (“Borrower”), promises to pay to Streeterville Capital, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $16,500,000.00 and any interest, fees, charges, and late fees accrued hereunder on the date that is six (6) years from the Effective Date (as defined below) (the “Maturity Date”) in accordance with the terms set forth herein. This Unsecured Convertible Senior Promissory Note (this “Note”) is issued and made effective as of the date set forth above (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated August 4, 2023, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an original issue discount of $1,500,000.00 (“OID”). In addition, Borrower agrees to pay $150,000.00 to Lender to cover Lender’s legal fees and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”). The OID is included in the initial principal balance of this Note and is deemed to be fully earned and non-refundable as of the Purchase Price Date and the Transaction Expense Amount was reduced from the amount funded at closing. The Purchase Price (as defined in the Purchase Agreement) shall be payable as set forth in the Purchase Agreement.

1. Payment; Prepayment; Security.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Borrower may, from time to time, prepay the principal amount owing under the Note at premium equal to ten (10%) from the Effective Date to the first anniversary, a premium equal to five percent (5%) from first anniversary to the second anniversary and zero percent (0%) thereafter. To make a prepayment, Borrower must (i) provide at least fifteen (15) days’ prior written notice to Lender of such prepayment and deliver to Lender an appropriately completed payment notification, and (ii) accompany such prepayment with the payment of any interest Make-Whole Amount (as defined below) as set forth in this Note. During the 15-day period following receipt of a prepayment notice, Lender will still be entitled to exercise its conversion rights hereunder. Notwithstanding the foregoing, any premium payable pursuant to this Section 1.2 shall only be applicable to optional prepayments elected by Borrower (and, for the avoidance of doubt, any mandatory prepayments upon acceleration shall not be subject to any such prepayment premium).

1.3. Treatment of Obligations. All obligations under this Note including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on this Note and other obligations, and fees and expenses in connection therewith, shall constitute “Senior Indebtedness” or similar term relating to the obligations and all such obligations shall be entitled to the benefits of the subordination provisions created by any subordination agreement subordinating any debt permitted hereunder to the obligations in accordance with the terms hereof.

2. Interest.

2.1. Borrower shall pay interest to Lender on the aggregate unconverted and then outstanding principal amount of this Note (including any Make-Whole Amount payable upon conversion or prepayment of this Note) at the rate of ten percent (10%) per annum, payable on each Conversion Date (as defined below) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Trading Day, then the applicable payment shall be due on the next Trading Day), in cash or, at Borrower’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the “Interest Conversion Shares”) at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by Lender in writing) on the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to Lender, (ii) Borrower shall have given Lender notice in accordance with the notice requirements set forth below (other than the Make-Whole Amount which shall require notice from Borrower within three (3) Trading Days of a Conversion Notice), and (iii) as to any Interest Share Amount, the effective rate of interest shall be calculated at fifteen percent (15%) per annum. Notwithstanding anything to the contrary, during any periods that the Note is outstanding and an Event of Default is occurring, the interest rate shall be fifteen percent (15%) per annum if paid in cash only and eighteen (18%) if paid in cash and stock otherwise as set forth above.

2.2. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of Borrower. Prior to the commencement of any Interest Notice Period, Borrower shall deliver to Lender a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof (other than with respect to any Make-Whole Amount payment which election shall be made within three (3) Trading Days of the applicable Conversion Date). During any Interest Notice Period (or after the election is made in connection with a Make-Whole Amount payment), Borrower’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to Lender shall be deemed an election by Borrower to pay the interest on such Interest Payment Date in cash.

2.3. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Effective Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 3 herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, Borrower actually delivers the Conversion Shares within the time period required by Section 9 herein.

2.4. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date Borrower has elected to pay accrued interest in the form of Common Stock but Borrower is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of Lender, Borrower, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to Lender in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made.

3. Conversions.

3.1. Voluntary Conversion. At any time until this Note is no longer outstanding, subject to Section 11 and Section 12, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of Lender, at any time and from time to time (subject to the conversion limitations set forth in Section 11 and Section 12 hereof) (each a “Conversion”); provided that Lender shall not effect any conversions requiring more than 25,000,000 Conversion Shares prior to September 8, 2023. Lender shall effect conversions by delivering to Borrower a Conversion Notice, the form of which is attached hereto as Exhibit A (each, a “Conversion Notice”), specifying therein the principal amount of this Note to be converted, the Make-Whole Amount and the date on which such Conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required. To effect conversions hereunder, Lender shall not be required to physically surrender this Note to Borrower unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case Lender shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying Borrower’s obligation to deliver the shares on the applicable Delivery Date (as defined below). Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. Lender and Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Lender, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

3.2. Conversion Price. The conversion price in effect on any Conversion Date shall be $0.8925 subject to adjustment as set forth herein (the “Conversion Price”).

3.3. Mechanics of Conversion. The number of shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Note to be converted by the Conversion Price (such shares, the “Principal Conversion Shares”, and together with the Interest Conversion Shares, the “Conversion Shares”). Additionally, on each Conversion Date, Borrower shall pay to Lender, in cash, the sum of (A) all accrued interest on this Note to date plus (B) all interest that would otherwise accrue on such principal amount of this Note if such converted principal would be held to six (6) years from the date hereof (the amount in clause (B), (the “Make-Whole Amount”) minus (C) 50% of the original issue discount in respect of such converted portion of this Note; provided, however, at the election of Borrower, such interest and Make-Whole Amount may be paid in a combination of cash and Common Stock, otherwise pursuant to the terms of Section 2.

4. Registration.

4.1. Initial Registration. Within fifteen (15) days from the Closing Date, Borrower will use reasonable best efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 or, if Borrower is not then eligible to register for resale securities on Form S-3, on another appropriate form of registration statement, covering the resale of at least the Initial Required Registration Amount for an offering to be made on a continuous basis pursuant to Rule 415(a)(1)(i) (the “Resale Registration Statement”). Borrower will use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, including without limitation using reasonable best efforts to respond to any comments from the SEC, and will use its commercially reasonable efforts to keep such Resale Registration Statement continuously effective under the Securities Act, and prepare and file prospectus supplements that includes any information previously omitted from the prospectus filed as part of the initial Resale Registration Statement and pre- and post-effective amendments as necessary, until the date that all of the Initial Required Registration Amount of Conversion Shares have been sold thereunder or pursuant to SEC Rule 144. Lender agrees to furnish to Borrower and provide to Borrower such information requested by Company in connection with the preparation of the Resale Registration Statement and understands that such information will be relied upon by Company in connection with the preparation or amendment of the Resale Registration Statement and the related prospectus and any amendments or supplements thereto. For the avoidance of doubt, the Conversion Shares shall be unrestricted and freely tradable (i) while a registration statement covering the resale of such shares (including the Resale Registration Statement) is effective under the Securities Act or (ii) if such shares become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to SEC Rule 144.

4.2. Sufficient Number of Shares Registered. In the event the number of shares available under the Resale Registration Statement is insufficient to cover the Required Registration Amount, the Company shall use reasonable best efforts to amend such Resale Registration Statement (if permissible), or file with the SEC a new Resale Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Resale Registration Statement, in each case, as soon as practicable, but in any event not later than thirty (30) days after written notice from Lender of the necessity therefor (but taking account of the position of the SEC with respect to the date on which the SEC will permit such amendment to the Resale Registration Statement and/or such new Resale Registration Statement (as the case may be) to be filed with the SEC). The Company shall use its reasonable best efforts to cause such amendment to such Resale Registration Statement and/or such new Resale Registration Statement (as the case may be) to become effective as soon as practicable following the filing thereof with the SEC. The Company shall be entitled to take into account of the position of the SEC with respect to the maximum number of shares of Common Stock which may be registered on each such Resale Registration Statement at the time of effectiveness thereof. For purposes of the foregoing provision, the number of shares available under a Resale Registration Statement shall be deemed “insufficient to cover the Required Registration Amount” if at any time the number of Conversion Shares and Warrant Shares available for resale under the applicable Resale Registration Statement is less than the Required Registration Amount as of such time.

5. Events of Default and Remedies.

5.1. Events of Default. The following are events of default under this Note (each, an “Event of Default”): Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder and such breach is not remedied or waived within three (3) days; a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall not be dismissed or discharged within sixty (60) days; Borrower makes a general assignment for the benefit of creditors; Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); an involuntary bankruptcy proceeding is commenced or filed against Borrower; Borrower fails to timely establish and maintain the Share Reserve (as defined in the Purchase Agreement); Borrower fails to deliver any Conversion Shares with a value of at least $750,000 in accordance with the terms hereof, and subject to the limitations set forth in Section 10; any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $5,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of sixty (60) calendar days unless otherwise consented to by Lender; Borrower or any subsidiary of Borrower, breaches any covenant or other term or condition contained in any Other Agreements in any material respect and such breach is not remedied or waived within thirty (30) days after receipt of written notice thereof from Lender to Borrower; Borrower defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document (as defined in the Purchase Agreement) (other than the registration obligations set forth in Section 4 above) in any material respect and such default or failure is not remedied or waived within thirty (30) days after receipt of written notice thereof from Lender to Borrower; any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished and, to the extent capable of being cured, such incorrect representation, warranty or other statement shall remain incorrect in any material respect for a period of thirty (30) days after receipt of written notice thereof from Lender to Borrower; Borrower fails to comply with its registration obligations set forth in Section 4 above and such failure is not remedied or waived within ten (10) days after receipt of written notice thereof from Lender to Borrower; or Borrower fails deliver to Lender a fully executed Transfer Agent Letter (substantially in the form as Exhibit C to the Purchase Agreement), including the transfer agent’s signature, on or before August 15, 2023 or such later date as agreed by Lender.

5.2. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the outstanding principal plus the Make Whole Amount becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b) – (e) of Section 5.1, an Event of Default will be deemed to have occurred and the outstanding principal plus the Make Whole Amount as of the date of the occurrence of such Event of Default shall become immediately and automatically due and payable in cash, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the outstanding principal plus the Make Whole Amount beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Conversions at any time following an Event of Default until such time as the outstanding principal is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 5.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

6. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

7. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8. Rights Upon Issuance of Securities.

8.1. Subsequent Equity Sales. If Borrower at any time this Note is outstanding, shall sell, issue or grant any Common Stock, option to purchase Common Stock, right to reprice, preferred shares convertible into Common Stock, debt, warrants, options or other instruments or securities which are convertible into or exercisable or exchangeable for Common Stock to Lender or any third party (collectively, the “Equity Securities”), other than Exempt Issuances, at an effective price per share less than the then effective Conversion Price (such issuance is referred to herein as a “Dilutive Issuance”), then, the Conversion Price shall be automatically reduced and only reduced to equal such lower effective price per share. Other than with respect to Exempt Issuances, if the party receiving any Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such Dilutive Issuance, be entitled to receive Common Stock at an effective price per share that is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on the date of such Dilutive Issuance, and the then effective Conversion Price shall be reduced and only reduced to equal such lower effective price per share. Such adjustments described above to the Conversion Price shall be permanent (subject to additional adjustments under this section), and shall be made whenever such Equity Securities are issued. Borrower shall notify Lender, in writing, no later than the Trading Day following the issuance of any Equity Securities subject to this Section 8.1, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the “Dilutive Issuance Notice”). Upon request from Lender, Borrower will provide the lowest price it has issued Common Stock within one (1) Trading Day of such request. For purposes of clarity, whether or not Borrower provides a Dilutive Issuance Notice pursuant to this Section 8.1, upon the occurrence of any Dilutive Issuance, on the date of such Dilutive Issuance the Conversion Price shall be lowered to equal the applicable effective price per share regardless of whether Borrower or Lender accurately refers to such lower effective price per share in any subsequent Installment Notice or Conversion Notice.

8.2. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 8.2 shall become effective immediately after the effective date of such subdivision or combination.

8.3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which Lender would otherwise be entitled to purchase upon such conversion, Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

9. Method of Conversion Share Delivery. On or before the close of business on the second (2nd) Trading Day following each date a Conversion Notice and all other items necessary to effectuate the Conversion required by Borrower’s transfer agent, including, without limitation, a legal opinion and a legend removal certificate for all Conversion Shares, are delivered by Lender (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time and such Conversion Shares are eligible for delivery via DWAC, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC Eligible or such Conversion Shares are not eligible for delivery via DWAC, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

10. Conversion Delays. If Borrower fails to deliver Conversion Shares within thirty (30) days of the applicable Delivery Date, Lender may at any time prior to receiving such Conversion Shares rescind in whole or in part such Conversion, with a corresponding increase to the outstanding principal (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the Delivery Date, a late fee equal to half a percent (0.5%) of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 but with a floor of $500.00 per day will be assessed for each day after the Delivery Date until Conversion Share delivery is made; and such late fees will be added to the principal balance (such fees, the “Conversion Delay Late Fees”). In the event Lender elects to call an Event of Default pursuant to Section 5.2(f), then any Conversion Delay Late Fees associated with such Event of Default will automatically be waived by Lender. For the avoidance of doubt, Lender acknowledges that no Conversion Delay Late Fees will be added to the principal balance of the Note with respect to a particular failure to deliver Conversion Shares if Lender elects to call an Event of Default with respect to such failure to deliver Conversion Shares.

11. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower shall not effect any conversion of this Note, and Lender shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the Common Stock issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The foregoing Maximum Percentage is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

12. Issuance Cap. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower and Lender agree that the total cumulative number of shares of Common Stock issued to Lender hereunder together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Issuance Cap”), except that such limitation will not apply following Approval (as defined below). Borrower agrees to include a proposal to obtain stockholder approval of the issuance of Conversion Shares, Warrant Shares (as defined in the Purchase Agreement) and, subject to any applicable Nasdaq rules, any shares of Common Stock issuable pursuant to the note and warrant issuable in connection with the reinvestment right set forth in Section 8 of the Purchase Agreement (so long as such reinvestment is made within 90 days of the Approval) in excess of the Issuance Cap (the “Approval”) at the earlier of its next annual meeting of stockholders to be held in 2024 and any special meeting of stockholders called by Borrower at which at least one “routine” proposal (as determined by the New York Stock Exchange) is to be included in the proxy statement for such special meeting; provided however, that if at any time after the Effective Date and prior to the Approval, Lender submits a Conversion Notice at such time as the Issuance Cap would prohibit the conversion of less than 150% of the Conversion Shares subject to such Conversion Notice, Borrower agrees to use its reasonable best efforts to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) for the Approval within forty-five (45) days from the date of Borrower’s receipt of such Conversion Notice, and in any case, with the recommendation of Borrower’s Board of Directors that such proposal be approved, and Borrower shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. Borrower shall use its reasonable best efforts to obtain such Approval. If Borrower does not obtain the Approval at such special meetings, Borrower shall use reasonable best efforts to hold a new special meeting within forty-five (45) days from the date of such previous special meeting to obtain such Approval. If Borrower does not obtain the Approval at the most recent special meeting or the annual meeting to be held in 2024, Borrower shall use reasonable best efforts to seek such Approval at each annual meeting thereafter (starting in 2025) until the earlier of the date the Approval is obtained, or the Notes are no longer outstanding. For avoidance of doubt, in the event the Approval is not obtained, Lender shall have no right nor be permitted to convert any portion of this Note in excess of the Issuance Cap unless Lender elects to defer the delivery of the Conversion Shares with respect to the principal conversion and receive payment of the Make-Whole Amount in cash.

13. Opinion of Counsel. In the event that an opinion of counsel is needed for conversion of this Note, Lender has the right to have any such opinion provided by its counsel.

14. Governing Law. THIS NOTE AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

15. Forum. EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, IN ANY DISPUTE, ACTION, LITIGATION OR PROCEEDING RELATING IN ANY WAY TO THIS NOTE, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE PURCHASE AGREEMENT. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by applicable law.

16. Cancellation. After repayment or conversion of the entire outstanding principal, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

17. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

18. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender to an affiliate without the consent of Borrower.

19. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

20. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

21. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Faraday Future Intelligent Electric Inc.

By:	/s/ Xuefeng Chen
Xuefeng Chen, CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Secured Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A2. “DTC” means the Depository Trust Company or any successor thereto.

A3. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A4. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A5. “DWAC Eligible” means that (a) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Borrower has been approved (without revocation) by DTC’s underwriting department; (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC; and (e) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A6. “Equity Conditions” means, each of the days during the period in question, (a) Borrower shall have duly honored all Conversions scheduled to occur or occurring by virtue of one or more Conversion Notices, if any, after receipt of stockholder approval to increase Borrower’s authorized and uncommitted shares of Common Stock (which approval, for the avoidance of doubt, may be implemented by Borrower through a reverse stock split that increases the number of authorized shares of Borrower’s Common Stock), (b) Borrower shall have paid all liquidated damages and other amounts owing to Borrower in respect of this Note, (c)(i) there is an effective registration statement pursuant to which Borrower is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to this Note (and Borrower believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to this Note (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by counsel to Borrower, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to this Note are listed or quoted for trading on such Trading Market (and Borrower believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the next five (5) Trading Days), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to this Note after receipt of the Approval (and the filing of an amendment to Borrower’s certificate of incorporation to reflect the Approval to the extent needed) and an effective registration statement for the applicable shares, (f) the issuance of the shares in question to Lender would not violate the limitations set forth in Section 11 and Section 12 herein, (g) there has been no public announcement of a pending or proposed Fundamental Transaction that has not been consummated, (h) Lender is not in possession of any information provided by Borrower, any of its subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information and (h) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination.

Attachment 1 to Secured Convertible Promissory Note, Page 1

A7. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of Borrower pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to Borrower, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Note; provided that such securities have not been amended since the date of this Note to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of Borrower, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating issuer or an owner of an asset and shall provide to Borrower additional benefits in addition to the investment of funds, but shall not include a transaction in which Borrower is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or the Warrants issued under the Purchase Agreement, the Secured SPA and the Unsecured SPA) after the date of this Note; provided that, with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is greater than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof); (e) Equity Securities pursuant to or in connection with the Secured SPA or Unsecured SPA (as defined in the Purchase Agreement); and (f) any securities exercisable or exchangeable for or convertible into shares of Common Stock issued after the date of this Note, provided that such securities do not have a more favorable exercise price, exchange price or conversion price (other than in connection with stock splits or combinations) than the terms of this Note at the time such security is issued.

A8. “Floor Price” means $0.05 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof) (or such lower amount as may be permitted by the principal Trading Market of the Common Stock from time to time).

A9. “Fundamental Transaction” means that (a) (i) Borrower, directly or indirectly, in one or more related transactions effects any merger or consolidation of Borrower with or into another unaffiliated Person or group of unaffiliated Persons, (ii) Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions to another unaffiliated Person or group of unaffiliated Persons, (iii) any direct or indirect, purchase offer, tender offer or exchange offer (by another unaffiliated Person or group of unaffiliated Persons) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property in connection with a transaction involving an unaffiliated Person or group of unaffiliated Persons, or (v) Borrower, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another unaffiliated Person or group of unaffiliated Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

A10. “Initial Required Registration Amount” means the sum of (i) 150% of the initial number of Conversion Shares that would be issuable upon a full conversion of the Note as of the date of the filing of the Resale Registration Statement, and (ii) 150% of the initial number of Warrant Shares (as defined in the Warrant) that would be issuable upon a cash exercise in full pursuant to the Warrant (as defined in the Purchase Agreement) as of the date of the filing of the Resale Registration Statement.

A11. “Interest Conversion Rate” means the greater of (a) the Floor Price and (b) 90% of the lowest VWAP for the five (5) consecutive Trading Days ending on the Trading Day that is immediately prior to the date on which interest is paid in shares of Common Stock.

Attachment 1 to Secured Convertible Promissory Note, Page 2

A12. “Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by Borrower (or it subsidiary), on the one hand, and Lender (or an affiliate), on the other hand.

A13. “Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed the Floor Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

A14. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A15. “Required Registration Amount” means the sum of (i) the share of Common Stock issued or issuable pursuant to the Transaction Documents (including any issued Conversion Shares or Warrant Shares), (ii) the maximum number of Conversion Shares issuable upon a conversion pursuant to the Note and (iii) the maximum number of Warrant Shares issuable upon a cash exercise pursuant to the Warrant, in each case, as of the Trading Day immediately preceding the applicable date of determination.

A16. “Trading Day” means any day on which Borrower’s Trading Market is open for trading.

A17. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

A18. “Volume Failure” means, with respect to a particular date of determination, the average dollar trading volume (as reported on Bloomberg, LP) of the Common Stock on the principal Trading Market of the Common Stock during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $500,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof).

A19. “VWAP” means the volume weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

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Attachment 1 to Secured Convertible Promissory Note, Page 3

EXHIBIT A

Streeterville Capital, LLC

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Faraday Future Intelligent Electric Inc.	Date: _________

Attn: Xuefeng Chen, CEO

18455 South Figueroa Street

Gardena, California 90248

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Borrower”), pursuant to that certain Unsecured Convertible Senior Promissory Note made by Borrower in favor of Lender on August 4, 2023 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Common Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________

B.	Conversion #:

C.	Amount of Principal Being Converted: ____________

D.	Amount of Interest Being Converted: ____________

E.	Conversion Shares: _______________

F.	Remaining Outstanding Principal of Note: *

*	Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

Lender:

Streeterville Capital, LLC

By:
John M. Fife, President

Exhibit A to Secured Convertible Promissory Note, Page 1